Exhibit 99.1

Pier 1 Imports, Inc. Announces Management Changes

FORT WORTH, Texas--(BUSINESS WIRE)--August 8, 2017--Pier 1 Imports, Inc. (NYSE:PIR) today announced that Jeffrey N. Boyer, Executive Vice President and Chief Financial Officer, is leaving the Company effective October 3, 2017 to become Chief Financial Officer of Fossil Group, Inc. (Nasdaq GS: FOSL), where he has been a member of the Board of Directors since 2007. Pier 1 Imports is in the process of appointing an executive search firm to conduct a comprehensive search for a new CFO. Separately, the Company is very pleased to announce the appointment of IT Veteran Bhargav J. Shah, 41, as Senior Vice President and Chief Information Officer, effective immediately.

Alasdair James, President and Chief Executive Officer, stated, “On behalf of Pier 1 Imports’ Board of Directors and management team, we thank Jeff for his financial leadership and many contributions to Pier 1 Imports over the past two years and welcome Bhargav to the Company. Jeff manages a strong team that will continue driving our financial functions and supporting our strategy. We wish Jeff well and are pleased he will be here to ensure a smooth transition during this important time.”

Mr. Boyer stated, “I have been very fortunate to have spent the past two years working with a fantastic team in this highly collaborative culture. The Company is well positioned to drive long-term growth under Alasdair’s leadership. I wish them all the best in their journey as I make the transition from a long-term board member to a management role at Fossil Group.”

Bhargav Shah comes to Pier 1 Imports with nearly 20 years of broad-based technology, digital and supply chain experience. His roles and successes in his two most recent positions – CIO and Head of e-Commerce at IntegraCore, a global supply chain management company, and CIO and CTO at online retailer Overstock.com (Nasdaq: OSTK) – are a strong fit with Pier 1 Imports’ growth strategy. During his tenure at IntegraCore, Bhargav led the Company’s e-Commerce initiative and built an online sales model for supply chain automation and logistics. At Overstock.com, Bhargav increased data usage to automate and improve decision-making and drove customer centricity across devices and channels, resulting in improved customer engagement and cross-channel growth. Earlier in his career, Bhargav held information technology positions at KPMG, LLP, Pfizer Inc. and Ernst & Young, LLP. He earned a Bachelor of Chemical Engineering from the University of Mumbai and an MBA, Finance and Technology, from Bentley University in Waltham, MA.

Commenting on the appointment of Bhargav, Mr. James stated, “We are pleased to have someone with Bhargav’s expertise join Pier 1 Imports. He brings a diverse skill set that includes IT strategy, cloud computing, artificial intelligence and machine learning, as well as an impressive track record of driving automation and growth. Importantly, we also expect to benefit from his retail systems experience. We look forward to Bhargav’s contributions as our organization focuses on utilizing more data-driven initiatives to fuel efficiency, sophistication and improved performance.”

Financial Disclosure Advisory

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include, but are not limited to: the effectiveness of the Company’s marketing campaigns, merchandising and promotional strategies and customer databases; consumer spending patterns; inventory levels and values; the Company’s ability to implement planned cost control measures; expected benefits from the real estate optimization initiative, including cost savings and increases in efficiency; risks related to U.S. import policy; and changes in foreign currency values relative to the U.S. Dollar. These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s Annual Report on Form 10-K and in other filings with the SEC. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements.

About Pier 1 Imports

Pier 1 Imports is dedicated to offering customers exclusive, one-of-a-kind products that reflect high quality at a great value. Starting with a single store in 1962, Pier 1 Imports’ product is now available in retail stores throughout the U.S. and Canada and online at pier1.com. For more information about Pier 1 Imports or to find the nearest store, please visit pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Bryan Hanley, 817-252-6083